UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): May 12, 2009



                              SILGAN HOLDINGS INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                     000-22117                 06-1269834
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


4 Landmark Square, Stamford, Connecticut                                06901
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


                                       N/A
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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 Section 1--Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 12, 2009, Silgan Holdings Inc., or the Company, completed the issuance and sale of $250 million of its 7-1/4% Senior Notes due 2016, or the Notes, in a previously announced private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes were sold pursuant to the Purchase Agreement dated May 5, 2009 among the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named therein, which Purchase Agreement was filed by the Company with its Current Report on Form 8-K filed on May 11, 2009. The Notes were issued pursuant to, and are governed by, an indenture, or the Indenture, entered into between the Company and U.S. Bank National Association, as trustee.

The Company used the net proceeds of approximately $237.9 million from the sale of the Notes to prepay the 2009 scheduled amortization installments of A term loans, B term loans and incremental loans under its senior secured credit facility and to prepay the 2010 scheduled amortization installment of A term loans and a majority portion of the 2010 scheduled amortization installment of certain incremental loans under its senior secured credit facility.

The Notes are general senior unsecured obligations of the Company and rank equally in right of payment with the Company's existing and future unsecured unsubordinated indebtedness and ahead of the Company's existing and future subordinated debt. In addition, the Notes are effectively subordinated to all of the Company's secured debt to the extent of the assets securing such debt. None of the Company's subsidiaries are initially guarantying the Notes, and therefore the Notes are structurally subordinated to the indebtedness and other liabilities (including trade payables) of the Company's subsidiaries.

The Notes will bear interest at a rate of 7.25 percent per annum. The Indenture provides that interest on the Notes is payable semiannually in cash on February 15 and August 15 of each year and the Notes mature on August 15, 2016.

Under the Indenture, the Company has the right to redeem the Notes, in whole or in part, at any time on or after August 15, 2013 initially at 103.625% of their principal amount, plus accrued interest to the redemption date, declining ratably to 100% of their principal amount, plus accrued interest to the redemption date, on or after August 15, 2015. Pursuant to the Indenture, at any time before August 15, 2013, the Company also has the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium as provided in the Indenture, together with accrued interest to the redemption date. In addition, before August 15, 2012, the Company has the right to redeem up to 35% of the aggregate principal amount of outstanding Notes with the proceeds from sales of certain kinds of capital stock of the Company at a redemption price equal to 107.250% of their principal amount, plus accrued interest to the redemption date. In the event of a Change of Control (as defined in the Indenture), each holder of the Notes has the right to require the Company to purchase such holder's Notes at a price of 101% of their principal amount, plus accrued interest to the date of purchase. Additionally, if the Company sells certain assets and does not reinvest the net proceeds or repay debt in compliance with the Indenture, it must offer to purchase the Notes at 100% of their principal amount, plus accrued interest to the date of purchase, with such net proceeds.


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

The Indenture contains certain covenants which, among other things, limit the Company's ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness; make certain dividends, investments and other restricted payments; create restrictions on the ability of restricted subsidiaries to make certain payments; issue or sell stock of restricted subsidiaries; enter into transactions with stockholders or affiliates; engage in sale and leaseback transactions; create liens; sell assets; and, with respect to the Company, consolidate, merge or sell all or substantially all of the Company's assets. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to declare the principal of, premium, if any, and accrued interest on the Notes to be due and payable, or in the case of events of default involving bankruptcy or insolvency, such principal, premium, if any, and accrued interest on the Notes will become immediately due and payable without action from the trustee or any holder.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, on May 12, 2009, the Company entered into a registration rights agreement, or the Registration Rights Agreement, with Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated. Pursuant to the Registration Rights Agreement, the Company has agreed to use its best efforts to (i) file and cause to become effective a registration statement for a registered offer to exchange the Notes for senior unsecured notes of the Company with terms identical to the Notes and consummate such exchange offer within six months after May 12, 2009 or (ii) under certain circumstances, file a shelf registration statement for registered resales of the Notes and to keep such shelf registration statement effective for up to one year. If within six months after May 12, 2009 the exchange offer referred to above is not consummated or a shelf registration statement is not declared effective, the annual interest rate borne by the Notes will be increased by 0.5% per annum until the exchange offer is consummated or a shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.


                        Section 2--Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.


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

                  Section 9--Financial Statements and Exhibits


Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                        Description
-----------                        -----------

4.1 Indenture dated as of May 12, 2009 between Silgan Holdings Inc. and U.S. Bank National Association, as trustee.

4.2 Registration Rights Agreement dated May 12, 2009 between Silgan Holdings Inc. and Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated.


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





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SILGAN HOLDINGS INC.


                                    By:  /s/ Frank W. Hogan, III
                                         ---------------------------------------
                                         Frank W. Hogan, III
                                         Senior Vice President, General Counsel
                                          and Secretary
Date:  May 13, 2009

                                INDEX TO EXHIBITS



Exhibit No.                                Description
-----------                                -----------


4.1 Indenture dated as of May 12, 2009 between Silgan Holdings Inc. and U.S. Bank National Association, as trustee.

4.2 Registration Rights Agreement dated May 12, 2009 between Silgan Holdings Inc. and Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated.



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